SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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/ /

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PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than Registrant)

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The proxy statement

PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST

This proxy statement can help you decide how you want to vote on important issues relating to your Putnam fund. When you complete and sign your proxy ballot, the Trustees of the funds will vote on your behalf exactly as you have indicated. If you simply sign the proxy ballot, it will be voted in accordance with the Trustees’ recommendations on page[s] [ ] and [ ] of the proxy statement.

Please take a few moments and decide how you want to vote. When shareholders don’t return their proxies in sufficient numbers, follow-up solicitations are required, which cost your fund money.

You can vote by returning your proxy ballots in the envelope provided. Or you can call our toll-free number, or go to the Internet. See your proxy ballot for the phone number and Internet address. If you have proxy related questions, please call 1-800-225-1581 or contact your financial advisor.

[PUTNAM INVESTMENTS LOGO]

Table of contents

A Message from the Chairman	1

Notice of Shareholder Meeting	3

Trustees' Recommendations	[ ]

The Proposals	[ ]

Proposal 1	[ ]

Proposal 2	[ ]

Further Information About Voting and the Meeting	[ ]

Fund Information	[ ]

PROXY CARD[S] ENCLOSED

If you have any questions, please contact us at 1-800-225-1581 or call your financial advisor.

A Message from the Chairman

Dear Fellow Shareholder:

[photo of John A. Hill]

I am writing to ask for your vote on important matters affecting your investment in the Putnam funds. While you are, of course, welcome to join us at your fund's meeting, most shareholders cast their vote by filling out and signing the enclosed proxy cards by calling or by voting via the Internet. We are asking for your vote on the following matters:

Fixing the number of Trustees at 13 and electing your fund’s nominees for Trustees

Although Trustees do not manage fund portfolios, they play an important role in protecting fund shareholders, and are responsible for approving the fees paid to the fund’s investment adviser and its affiliates, reviewing overall fund expenses, selecting the fund’s auditors, monitoring conflicts of interest, overseeing the fund’s compliance with federal securities laws and voting proxies for the fund’s portfolio securities.

Consistent with the Investment Company Act of 1940 and SEC rules, more than three-quarters of your fund’s Trustees currently are independent of the fund and Putnam Investments. Your fund’s Trustees have also in the past several years been at the forefront of reform efforts affecting the mutual fund industry, including ending the practice of directing fund brokerage commissions to brokers in connection with sales of fund shares, instituting measures to discourage excessive short-term trading in open-end funds and other initiatives to reduce shareholder expenses and improve fund disclosures.

Converting your fund to an open-end investment company (Putnam Managed Municipal Income Trust only)

Your fund’s governing documents require the fund to submit for shareholder vote a proposal to convert the fund to an open-end investment company if the fund’s shares trade at a discount from net asset value over a specified time period. The Trustees recommend that shareholders vote against converting your fund. As discussed in this Proxy Statement, the Trustees believe that your fund’s status as a closed-end fund offers potential investment benefits, including the ability to remain more fully invested in longer-term, higher-yielding securities and to maintain investment leverage through preferred shares. The Trustees do not believe that recent discount levels are currently a sufficient justification for abandoning the advantages of the closed-end structure through conversion to open-end status.

________________

You likely have received in recent weeks a prospectus/proxy statement relating to a proposed merger involving your fund—more specifically, a proposal to merge Putnam High Yield Municipal Trust into Putnam Managed Municipal Income Trust, and, separately, proposals to merge Putnam Investment Grade Municipal Trust and Putnam Municipal Bond Fund into Putnam Municipal Opportunities Trust. These proposed mergers are separate transactions requiring separate shareholder votes, and we ask that you send in your votes both on those merger transactions and the proposals described in the proxy statement you’re reading now. If you have questions about the proposed mergers, please feel free to call us at the number listed below.

I’m sure that you, like most people, lead a busy life and are tempted to put this proxy aside for another day. Please don’t. When shareholders do not vote their proxies, their fund may have to incur the expense of follow-up solicitations. All shareholders benefit from the speedy return of proxies.

Your vote is important to us. We appreciate the time and consideration I am sure you will give these important matters. If you have questions about any of these proposals, please call a customer services representative at 1-800-225-1581 or contact your financial advisor.

Sincerely yours,

/s/ John A. Hill
----------------------
John A. Hill, Chairman

PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST

Notice of Annual Meeting of Shareholders

This is the formal agenda for your fund's shareholder meeting. It tells you what proposals will be voted on and the time and place of the meeting, in the event you attend in person.

To the Shareholders of Putnam Managed Municipal Income Trust and Putnam Municipal Opportunities Trust:

The Annual Meeting of Shareholders of your fund will be held on October 31, 2007 at 11:00 a.m., Boston time, at the principal offices of the fund on the 8th floor of One Post Office Square, Boston, Massachusetts 02109, to consider the following:

1. Fixing the number of Trustees at 13 and electing your fund’s nominees for Trustees. See page __.

2. Converting your fund to an open-end investment company (Putnam Managed Municipal Income Trust. See page ___.

By Judith Cohen, Clerk, on behalf of the Trustees:
John A. Hill, Chairman
Jameson A. Baxter, Vice Chairman
Charles E. Haldeman, III, President

Charles B. Curtis
Robert J. Darretta
Myra R. Drucker
Paul L. Joskow
Kenneth R. Leibler
Elizabeth T. Kennan
Robert E. Patterson
George Putnam, III
W. Thomas Stephens
Richard B. Worley

We urge you to mark, sign, date, and mail the enclosed proxy in the postage-paid envelope provided or record your voting instructions by telephone or via the Internet so that you will be represented at the meeting.

September 25, 2007

Proxy Statement

This document will give you the information you need to vote on the proposals. Much of the information is required under rules of the Securities and Exchange Commission ("SEC"); some of it is technical. If there is anything you don't understand, please contact us at our toll-free number, 1-800-225-1581, or call your financial advisor.

Who is asking for your vote?

The enclosed proxy is solicited by the Trustees of Putnam Managed Municipal Income Trust and Putnam Municipal Opportunities Trust for use at the Annual Meeting of Shareholders of each fund to be held on October 31, 2007, and, if your fund's meeting is adjourned, at any later meetings, for the purposes stated in the Notice of Annual Meeting (see page __). The Notice of Annual Meeting, the proxy and the Proxy Statement are being mailed on or about September 25, 2007.

How do your fund's Trustees recommend that shareholders vote on these proposals?

The Trustees recommend that you vote

1. FOR fixing the number of Trustees as proposed by the Board Policy and Nominating Committee and electing your fund’s nominees for Trustees; and

2. AGAINST converting your fund to an open-end investment (Putnam Managed Municipal Income Trust only)

Who is eligible to vote?

Shareholders of record at the close of business on August 3, 2007 are entitled to be present and to vote at the meeting or any adjourned meeting.

Each share is entitled to one vote. Unless otherwise noted, the holders of your fund’s preferred shares and holders of your fund’s common shares will vote as separate classes. Shares represented by your duly executed proxy will be voted in accordance with your instructions. If you sign the proxy card, but don't fill in a vote, your shares will be voted in accordance with the Trustees' recommendations. If any other business is brought before your fund's meeting, your shares will be voted at the discretion of the persons designated on the proxy card.

Shareholders of each fund vote separately with respect to each proposal. The outcome of a vote affecting one fund does not affect any other fund.

Does this proxy statement have anything to do with recently proposed fund mergers?

This proxy statement relates only to the election of Trustees by Putnam Managed Municipal Income Trust and Putnam Municipal Opportunities Trust, and, in the case of Putnam Managed Municipal Income Trust, the proposal to convert the fund into an open-end investment company. Prospectus/proxy statements were recently mailed to shareholders of these funds relating to proposals (i) to merge Putnam High Yield Municipal Trust into Putnam Managed Municipal Income Trust and (ii) to merge Putnam Investment Grade Municipal Trust and Putnam Municipal Bond Fund into Putnam Municipal Opportunities Trust. These merger proposals are separate from the proposals described in this proxy statement. In order to vote on the proposed mergers, you need to complete the separate proxy card mailed with the prospectus/proxy statement(s) for the mergers. Your votes on the proposals included in this proxy statement will have no effect on the outcome of the merger proposals.

The Proposals

I. ELECTION OF TRUSTEES

Who are the nominees for Trustees?

The Board Policy and Nominating Committee of the Trustees of each fund makes recommendations concerning the nominees for Trustees of that fund. The Board Policy and Nominating Committee consists solely of Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of your fund or of Putnam Investment Management, LLC, your fund's investment manager ("Putnam Management"). Those Trustees who are not “interested persons” of your fund or Putnam Management are referred to as “Independent Trustees” throughout this Proxy Statement.

The Board Policy and Nominating Committee of the Trustees of each fund recommends that the number of Trustees be fixed at 13 and that you vote for the election of the nominees described in the following pages. Each nominee is currently a Trustee of your fund and of the other Putnam funds.

Pursuant to the bylaws of your fund and the 1940 Act, holders of the preferred shares of your fund, voting as a class, are entitled to elect two nominees for Trustees. The holders of the preferred shares and the common shares of your fund, voting together as a single class, are entitled to vote for the remaining 11 of the 13 nominees. Therefore, Messrs. Hill and Patterson have been nominated to be elected as Trustees by the holders of the preferred shares, while the other 11 nominees have been nominated to be elected by the holders of the preferred shares and common shares voting together as a single class.

The nominees for Trustees and their backgrounds are shown in the following pages. This information includes each nominee’s name, year of birth, principal occupation(s) during the past 5 years, and other information about the nominee’s professional background, including other directorships the nominee holds. Each Trustee oversees all of the Putnam funds and serves until the election and qualification of his or her successor, or until he or she sooner dies, resigns, retires at age 72, or is removed. The address of all of the Trustees is One Post Office Square, Boston, Massachusetts 02109. At December 31, 2006, there were 107 Putnam funds.

Jameson A. Baxter (Born 1943), Trustee since 1994 and Vice Chairman since 2005

[Photo]	Ms. Baxter is the President of Baxter Associates, Inc., a private investment firm that she founded in 1986.

Ms. Baxter serves as a Director of ASHTA Chemicals, Inc., Ryerson, Inc. (a metals service corporation), the Mutual Fund Directors Forum and Advocate Health Care. She is Chairman Emeritus of the Board of
Trustees, Mount Holyoke College, having served as Chairman for five years. Until 2007, she was a director of Banta Corporation (a printing and supply chain management company); until 2004, she was a director of BoardSource (formerly the National Center for Nonprofit Boards), and until 2002, she was a
Director of Intermatic Corporation (a manufacturer of energy control products).

Ms. Baxter has held various positions in investment banking and corporate finance, including Vice
President and Principal of the Regency Group, and Vice President of and Consultant to First Boston
Corporation. She is a graduate of Mount Holyoke College.

Charles B. Curtis (Born 1940), Trustee since 2001

Mr. Curtis is President and Chief Operating Officer of the Nuclear Threat
[Photo]	Initiative (a private foundation dealing with national security issues) and serves as Senior Advisor to the United Nations Foundation.

Ms. Curtis is a member of the Council on Foreign Relations and serves as a Director of Edison
International and Southern California Edison. Until 2006, Mr. Curtis served as member of the Trustee
Advisory Council of the Applied Physics Laboratory, Johns Hopkins University. Until 2003, Mr. Curtis
was a Member of the Electric Power Research Institute Advisory Council and the University of Chicago
Board of Governors for Argonne National Laboratory. Prior to 2002, Mr. Curtis was a Member of the
Board of Directors of the Gas Technology Institute and the Board of Directors of the Environment and
Natural Resources Program Steering Committee, John F. Kennedy School of Government, Harvard
University. Until 2001, Mr. Curtis was a member of the Department of Defense Policy Board and
Director of EG&G Technical Services, Inc. (a fossil energy research and development support company).

From August 1997 to December 1999, Mr. Curtis was a Partner at Hogan & Hartson L.L.P., a Washington,
D.C. law firm. Prior to May 1997, Mr. Curtis was Deputy Secretary of Energy and Under Secretary of the
U.S. Department of Energy. He served as Chairman of the Federal Energy Regulatory Commission from 1977 to 1981 and has held positions on the staff of the U.S. House of Representatives, the U.S. Treasury
Department, and the SEC.

Robert J. Darretta (Born 1946), Trustee since 2007

Mr. Darretta serves as Director of UnitedHealth Group, a diversified
[Photo]	health-care conglomerate.
Until April 2007, Mr. Darretta was Vice Chairman of the Board of
Directors of Johnson & Johnson, a diversified health-care conglomerate.
Prior to 2007, Mr. Darretta held several accounting and finance positions with Johnson & Johnson, including Chief Financial Officer, Executive
Vice President, and Treasurer.
Mr. Darretta received a B.S. in Economics from Villanova University.

Mr. Darretta serves as Director of UnitedHealth Group (a diversified health-care conglomerate). Until
2007, Mr. Darretta was Vice Chairman of the Board of Directors of Johnson & Johnson.

Myra R. Drucker ( Born 1948), Trustee since 2004

[Photo]

Ms. Drucker is Chair of the Board of Trustees of Commonfund (a not-for-profit firm specializing in asset management for educational endowments and foundations), Vice Chair of the Board of Trustees of Sarah
Lawrence College, and a member of the Investment Committee of the Kresge Foundation (a charitable trust). She is also a director of New York Stock Exchange LLC, a wholly-owned subsidiary of the publicly-traded NYSE Group, Inc., a director of Interactive Data Corporation (a provider of financial market data, analytics and related services to financial institutions and individual investors), and an advisor to RCM Capital Management

Ms. Drucker is an ex-officio member of the New York Stock Exchange (NYSE) Pension Managers
Advisory Committee, having served as Chair for seven years.

Until August 31, 2004, Ms. Drucker was Managing Director and a member of the Board of Directors of
General Motors Asset Management and Chief Investment Officer of General Motors Trust Bank. Ms.
Drucker also served as a member of the NYSE Corporate Accountability and Listing Standards
Committee and the NYSE/NASD IPO Advisory Committee.

Prior to joining General Motors Asset Management in 2001, Ms. Drucker held various executive positions in the investment management industry. Ms. Drucker served as Chief Investment Officer of Xerox
Corporation (a technology and service company in the document industry), where she was responsible for the investment of the company’s pension assets. Ms. Drucker was also Staff Vice President and Director of Trust Investments for International Paper (a paper products, paper distribution, packaging and forest products company) and previously served as Manager of Trust Investments for Xerox Corporation. Ms.
Drucker received a B.A. degree in Literature and Psychology from Sarah Lawrence College and pursued graduate studies in economics, statistics and portfolio theory at Temple University.

John A. Hill (Born 1942),
Trustee since 1985 and Chairman since 2000

[Photo]	Mr. Hill is Vice Chairman of First Reserve Corporation, a private equity buyout firm that specializes in energy investments in the diversified worldwide energy industry.

Mr. Hill is a Director of Devon Energy Corporation and various private companies controlled by First
Reserve Corporation, as well as Chairman of TH Lee, Putnam Investment Trust (a closed-end investment company advised by an affiliate of Putnam Management). He is also a Trustee of Sarah Lawrence
College. Until 2005, he was a Director of Continuum Health Partners of New York.

Prior to acquiring First Reserve Corporation in 1983, Mr. Hill held executive positions in investment banking and investment management with several firms and with the federal government, including
Deputy Associate Director of the Office of Management and Budget, and Deputy Director of the Federal
Energy Administration. He is active in various business associations, including the Economic Club of
New York, and lectures on energy issues in the United States and Europe. Mr. Hill holds a B.A. degree in
Economics from Southern Methodist University and pursued graduate studies there as a Woodrow Wilson
Fellow.

Paul L. Joskow (Born 1947), Trustee since 1997

[Photo]	Dr. Joskow is the Elizabeth and James Killian Professor of Economics
and Management, and Director of the Center for Energy and
Environmental Policy Research at the Massachusetts Institute of
Technology.

Dr. Joskow serves as a Director of National Grid plc (a UK-based holding company with interests in electric and gas transmission and distribution and telecommunications infrastructure), TransCanada
Corporation (an energy company focused on natural gas transmission and power services) and Exelon
Corporation (an energy company focused on power services) and a Member of the Board of Overseers of the Boston Symphony Orchestra. Prior to June 30, 2006, he served as President of the Yale University
Council and continues to serve as a member of the Council. Prior to February 2005, he served on the board of the Whitehead Institute for Biomedical Research (a non-profit research institution). Prior to
February 2002, he was a Director of State Farm Indemnity Company (an automobile insurance company), and prior to March 2000, he was a Director of New England Electric System (a public utility holding company).

Dr. Joskow has published six books and numerous articles on topics in industrial organization, government regulation of industry, and competition policy. He is active in industry restructuring, environmental, energy, competition and privatization policies — serving as an advisor to governments and corporations worldwide. Dr. Joskow holds a Ph.D. and M. Phil from Yale University and B.A. from
Cornell University.

Elizabeth T. Kennan ( Born 1938), Trustee since 1992

[Photo]	Dr. Kennan is a Partner of Cambus-Kenneth Farm (thoroughbred horse and cattle breeding). She is President Emeritus of Mount Holyoke
College.

Dr. Kennan served as Chairman and is now Lead Director of Northeast Utilities. She is a Trustee of the
National Trust for Historic Preservation, of Centre College and of Midway College in (Midway,
Kentucky). Until 2006, she was a Member of The Trustees of Reservations. Prior to June 2005,
she was a Director of Talbots, Inc. (a distributor of women’s apparel). Prior to 2001, Dr. Kennan served on the oversight committee of the Folger Shakespeare Library. Prior to 2000, she was a
Director of Chastain Real Estate; and prior to June 2000, she was a Director of Bell Atlantic Corp.

As a member of the faculty of Catholic University for twelve years, until 1978, Dr. Kennan directed the post-doctoral program in Patristic and Medieval Studies, taught history and published numerous articles.
Dr. Kennan holds a Ph.D. from the University of Washington in Seattle, an M.S. from St. Hilda’s College at Oxford University and an A.B. from Mount Holyoke College. She holds several honorary doctorates.

Kenneth R. Leibler ( Born 1949), Trustee since 2006

[Photo]	Mr. Leibler is a founding partner of and advisor to the Boston Options
Exchange, an electronic marketplace for the trading of listed derivative securities, and lead director of Ruder Finn Group, a global communications and advertising firm. He currently serves as a Trustee of Beth Israel
Deaconess Hospital in Boston and as a board member of Northeast Utilities.

Prior to December 2006, Mr. Leibler served as a director of the Optimum Funds Group. Prior to October
2006, he served as a director of ISO New England, the organization responsible for the operation of the electric generation system in the New England states. Prior to 2000, he was a director of the Investment
Company Institute in Washington, D.C. Prior to January 2005, Mr. Leibler served as Chairman and Chief
Executive Officer of the Boston Stock Exchange. Prior to January 2000, he served as President and Chief
Executive Officer of Liberty Financial Companies, a publicly traded diversified asset management organization. Prior to June 1990, he served as President and Chief Operating Officer of the American
Stock Exchange. Prior to serving as Amex President, he held the position of Chief Financial Officer, and headed its management and marketing operations. Mr. Leibler graduated magna cum laude with a degree in economics from Syracuse University, where he was elected Phi Beta Kappa.

Robert E. Patterson (Born 1945), Trustee since 1984

[Photo]	Mr. Patterson is Senior Partner of Cabot Properties, L.P. and Chairman
of Cabot Properties, Inc. (a private equity firm investing in commercial real estate). Prior to December 2001, he was President of Cabot Industrial
Trust (a publicly traded real estate investment trust).

Mr. Patterson serves as Chairman Emeritus and Trustee of the Joslin Diabetes Center. Prior to June 2003,
he was Trustee of Sea Education Association. Prior to December 2001, he was President and Trustee of
Cabot Industrial Trust (a publicly traded real estate investment trust). Prior to February 1998, he was
Executive Vice President and Director of Acquisitions of Cabot Partners Limited Partnership (a
registered investment advisor involved in institutional real estate investments). Prior to 1990, he served as Executive Vice President of Cabot, Cabot & Forbes Realty Advisors, Inc. (the predecessor company of Cabot Partners).

Mr. Patterson practiced law and held various positions in state government and was the founding
Executive Director of the Massachusetts Industrial Finance Agency. Mr. Patterson is a graduate of
Harvard College and Harvard Law School.

George Putnam, III (Born 1951), Trustee since 1984

[Photo]	Mr. Putnam is Chairman of New Generation Research, Inc. (a publisher of financial advisory and other research services), and President of New
Generation Advisers, Inc. (a registered investment advisor to private funds). Both firms he founded in 1986. Prior to June 2007, Mr. Putnam was President of the Putnam Funds.

Mr. Putnam is a Director of The Boston Family Office, LLC (a registered investment adviser) and a
Trustee of St. Mark’s School. Until 2006, Mr. Putnam was a Trustee of Shore Country Day School. Until
2002, he was a Trustee of the Sea Education Association.

Mr. Putnam previously worked as an attorney with the law firm of Dechert LLP (formerly known as
Dechert Price & Rhoads) in Philadelphia. He is a graduate of Harvard College, Harvard Business
School and Harvard Law School.

W. Thomas Stephens (Born 1942), Trustee since 1997

[Photo]	Mr. Stephens is Chairman and Chief Executive Officer of Boise Cascade,
L.L.C. (a paper, forest product and timberland assets company).

Mr. Stephens is a Director of TransCanadaPipelines, Ltd. Until 2004, Mr. Stephens was a Director of
Xcel Energy Incorporated (a public utility company), Qwest Communications, and Norske Canada, Inc.
(a paper manufacturer). Until 2003, Mr. Stephens was a Director of Mail-Well, Inc. (a diversified printing company). Prior to July 2001, Mr. Stephens was Chairman of Mail-Well.

Prior to 1996, Mr. Stephens was Chairman and Chief Executive Officer of Johns Manville Corporation.
He holds B.S. and M.S. degrees from the University of Arkansas.

Richard B. Worley (Born 1945), Trustee since 2004

Mr. Worley is Managing Partner of Permit Capital LLC (an investment
[Photo]	management firm). Prior to 2002, he served as Chief Strategic Officer of
Morgan Stanley Investment Management. He previously served as
President, Chief Executive Officer and Chief Investment Officer of
Morgan Stanley Dean Witter Investment Management and as a Managing
Director of Morgan Stanley (a financial services firm).

Mr. Worley serves as a Trustee of the University of Pennsylvania Medical Center, The Robert Wood
Johnson Foundation (a philanthropic organization devoted to health care issues) and the National
Constitution Center. He is also a Director of The Colonial Williamsburg Foundation (a historical preservation organization) and the Philadelphia Orchestra Association. Mr. Worley also serves on the investment committees of Mount Holyoke College and World Wildlife Fund (a wildlife conservation organization).

Prior to joining Permit Capital LLC in 2002, Mr. Worley served as Chief Strategic Officer of
Morgan Stanley Investment Management. He previously served as President, Chief Executive Officer and Chief Investment Officer of Morgan Stanley Dean Witter Investment Management and as a Managing
Director of Morgan Stanley, a financial services firm. Mr. Worley also was the Chairman of
Miller Anderson & Sherrerd, an investment management firm.

Mr. Worley holds a B.S. degree from the University of Tennessee and pursued graduate studies in economics at the University of Texas.

Interested Trustee

Charles E. Haldeman, Jr.* (Born 1948), Trustee since 2004 and
President of the Funds since 2007

[Photo]	Mr. Haldeman is President and Chief Executive Officer of Putnam, LLC
(“Putnam Investments”) and President of the Putnam Funds. He is a
member of Putnam Investments’ Executive Board of Directors and
Advisory Council. Prior to November 2003, Mr. Haldeman served as
Co-Head of Putnam Investments’ Investment Division.

Prior to joining Putnam Investments in 2002, Mr. Haldeman served as Chief Executive Officer of Delaware
Investments and President and Chief Operating Officer of United Asset Management.

Mr. Haldeman currently serves on the Board of Governors of the Investment Company Institute and as
Chair of the Board of Trustees of Dartmouth College. Mr. Haldeman serves on the Partners HealthCare
Investment Committee, the Tuck School of Business and Dartmouth College Board of Overseers, and the
Harvard Business School Board of Dean’s Advisors. He is a graduate of Dartmouth College, Harvard
Law School and Harvard Business School. Mr. Haldeman is also a Chartered Financial Analyst (CFA)
charterholder.

*Nominee who is or may be deemed to be an "interested person" (as defined in the 1940 Act) of the fund, Putnam Management and/or Putnam Retail Management. Mr. Haldeman is the President of your fund and each of the other Putnam funds, and is President and Chief Executive Officer of Putnam Investments. The balance of the nominees are not "interested persons."

All the nominees other than Mr. Darretta were elected by the shareholders of Putnam Managed Municipal Income Trust on June 29, 2006 and by shareholders of Putnam Municipal Opportunities Trust on October 30, 2006. Mr. Darretta was elected to the Board of Trustees of each fund by vote of the Trustees on July 12, 2007.

The 11 nominees for election as Trustees by the holders of common and preferred shares, voting as a single class, who receive the greatest number of votes from the preferred and common shareholders will be elected as Trustees of your fund. In addition, the two nominees for election as Trustees by the preferred shareholders, voting as a class, who receive the greatest number of votes from the preferred shareholders will be elected as Trustees of your fund.

Each Trustee serve until his or her successor is elected and qualified or until his or her earlier resignation, retirement at age 72, death or removal. Each of the nominees has agreed to serve as a Trustee, if elected. If any of the nominees is unavailable for election at the time of the meeting, which is not anticipated, the Trustees may vote for other nominees at their discretion, or the Trustees may fix the number of Trustees to be elected by the holders of common and preferred shares voting as a single class at fewer than 11.

What are the Trustees' responsibilities?

Your fund's Trustees are responsible for the general oversight of your fund's affairs and for assuring that your fund is managed in the best interests of its shareholders. The Trustees regularly review your fund's investment performance as well as the quality of other services provided to your fund and its shareholders by Putnam Management and its affiliates, including administration, custody, and shareholder servicing. At least annually, the Trustees review and evaluate the fees and operating expenses paid by your fund for these services and negotiate changes that they deem appropriate. In carrying out these responsibilities, the Trustees are assisted by an independent administrative staff and by your fund's auditors, independent counsel and other experts as appropriate, selected by and responsible to the Trustees.

At least 75% of the trustees of your fund are required to not be “interested persons” (as defined in the 1940 Act) of your fund or your fund’s investment manager. These independent trustees, who are referred to in this proxy statement as “Independent Trustees” must vote separately to approve all financial arrangements and other agreements with your fund’s investment manager and other affiliated parties. The role of independent trustees has been characterized as that of a “watchdog” charged with oversight to protect shareholders’ interests against overreaching and abuse by those who are in a position to control or influence a fund. Your fund’s Independent Trustees meet regularly as a group in executive session. Twelve of the 13 nominees for election as Trustee would be Independent Trustees.

Board committees. Your fund’s Trustees have determined that the efficient conduct of your fund’s affairs makes it desirable to delegate responsibility for certain specific matters to committees of the board. Certain committees (the Executive Committee, Distributions Committee, and Audit and Compliance Committee) are authorized to act for the Trustees as specified in their charters. The other committees review and evaluate matters specified in their charters and make recommendations to the Trustees as they deem appropriate. Each committee may utilize the resources of your fund’s independent staff, counsel and auditors as well as other experts. The committees meet as often as necessary, either in conjunction with regular meetings of the Trustees or otherwise. The membership and chairperson of each committee are appointed by the Trustees upon recommendation of the Board Policy and Nominating Committee.

Audit and Compliance Committee. The Audit and Compliance Committee provides oversight on matters relating to the preparation of the funds’ financial statements, compliance matters, internal audit functions, and Codes of Ethics issues. This oversight is discharged by regularly meeting with management and the funds’ independent auditors and keeping current on industry developments. Duties of this Committee also include the review and evaluation of all matters and relationships pertaining to the funds’ independent auditors, including their independence. The members of the Committee include only Trustees who are not “interested persons” of the funds or Putnam Management. Each member of the Committee also is “independent,” as such term is interpreted for purposes of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and the listing standards of the New York Stock Exchange and the American Stock Exchange. The Board of Trustees has adopted a written charter for the Committee. The Committee currently consists of Messrs. Patterson (Chairperson), Darretta, Hill, Leibler and Stephens and Ms. Drucker.

Board Policy and Nominating Committee. The Board Policy and Nominating Committee reviews matters pertaining to the operations of the Board of Trustees and its Committees, the compensation of the Trustees and their staff and the conduct of legal affairs for the funds. The Committee evaluates and recommends all candidates for election as Trustees and recommends the appointment of members and chairs of each board committee. The Committee will consider nominees for Trustee recommended by shareholders of a fund provided that such recommendations are submitted by the date disclosed in the fund’s proxy statement and otherwise comply with applicable securities laws, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The Committee also reviews policy matters affecting the operation of the Board and its independent staff. In addition, the Committee oversees the voting of proxies associated with portfolio investments of the funds with the goal of ensuring that these proxies are voted in the best interest of the funds’ shareholders. The Committee reports to the Trustees and makes recommendations to the Trustees regarding these matters. The Committee is composed entirely of Trustees who are not “interested persons” of the funds or Putnam Management and currently consists of Dr. Kennan (Chairperson), Ms. Baxter and Messrs. Hill and Patterson.

Brokerage Committee. The Brokerage Committee reviews the funds' policies regarding the execution of portfolio trades and Putnam Management's practices and procedures relating to the implementation of those policies. The Committee reviews periodic reports on the cost and quality of execution of portfolio transactions and the extent to which brokerage commissions have been used (i) by Putnam Management to obtain brokerage and research services generally useful to it in managing the portfolios of the funds and of its other clients, and (ii) by the funds to pay for certain fund expenses. The Committee reports to the Trustees and makes recommendations to Trustees regarding these matters. The Committee currently consists of Drs. Joskow (Chairperson) and Kennan, Ms. Baxter and Messrs. Curtis, Putnam and Worley.

Communications, Service and Marketing Committee. The Communications Service and Marketing Committee reviews the quality of services provided to shareholders and oversees the marketing and sale of fund shares by Putnam Retail Management. The Committee also exercises general oversight of marketing and sales communications used by Putnam Retail Management, as well as other communications sent to fund shareholders. The Committee also reviews periodic summaries of any correspondence to the Trustees from shareholders. The Committee reports to the Trustees and makes recommendations to the Trustees regarding these matters. The Committee currently consists of Messrs. Putnam (Chairperson), Curtis, Patterson and Stephens and Drs. Joskow and Kennan.

Contract Committee. The Contract Committee reviews and evaluates at least annually all arrangements pertaining to (i) the engagement of Putnam Management and its affiliates to provide services to the funds, (ii) the expenditure of the funds' assets for distribution purposes pursuant to Distribution Plans of the funds, and (iii) the engagement of other persons to provide material services to the funds, including in particular those instances where the cost of services is shared between the funds and Putnam Management and its affiliates or where Putnam Management or its affiliates have a material interest. The Committee also reviews the proposed organization of new fund products, and proposed structural changes to existing funds. The Committee reports and makes recommendations to the Trustees regarding these matters. The Committee currently consists of Ms. Baxter (Chairperson), Drs. Joskow and Kennan and Messrs. Curtis, Putnam and Worley.

Distributions Committee. The Distributions Committee oversees all dividends and distributions by the funds. The Committee makes recommendations to the Trustees of the funds regarding the amount and timing of distributions paid by the funds, and determines such matters when the Trustees are not in session. The Committee also oversees the policies and procedures pursuant to which Putnam Management prepares recommendations for distributions, and meets regularly with representatives of Putnam Management to review the implementation of such policies and procedures. The Committee reports to the Trustees and makes recommendations to the Trustees regarding these matters. The Committee currently consists of Ms. Drucker (Chairperson) and Messrs. Darretta, Hill, Leibler, Patterson and Stephens.

Executive Committee. The functions of the Executive Committee are twofold. The first is to ensure that the funds’ business may be conducted at times when it is not feasible to convene a meeting of the Trustees or for the Trustees to act by written consent. The Committee may exercise any or all of the power and authority of the Trustees when the Trustees are not in session. The second is to establish annual and ongoing goals, objectives and priorities for the Board of Trustees and to ensure coordination of all efforts between the Trustees and Putnam Management on behalf of the shareholders of the funds. The Committee currently consists of Messrs. Hill (Chairperson), Curtis, Patterson and Putnam, Dr. Joskow and Ms. Baxter.

Investment Oversight Committees. The Investment Oversight Committees regularly meet with investment personnel of Putnam Management to review the investment performance and strategies of the funds in light of their stated investment objectives and policies. The Committees seek to identify any compliance issues that are unique to the applicable categories of funds and work with the appropriate Board committees to ensure that any such issues are properly addressed. Investment Oversight Committee A currently consists of Messrs. Leibler (Chairperson) and Stephens and Dr. Joskow. Investment Oversight Committee B currently consists of Messrs. Darretta (Chairperson), Curtis and Hill. Investment Oversight Committee C currently consists of Messrs. Worley (Chairperson) and Patterson and Ms. Baxter. Investment Oversight Committee D currently consists of Ms. Drucker (Chairperson), Messrs. Haldeman and Putnam and Dr. Kennan.

Investment Oversight Coordinating Committee. The Investment Oversight Coordinating Committee coordinates the work of the Investment Oversight Committees and works with representatives of Putnam Management to coordinate the Board's general oversight of the investment performance of the funds. From time to time, as determined by the Chairman of the Board, the Committee may also review particular matters relating to fund investments and Putnam Management's investment process. The Committee currently consists of Ms. Drucker (Chairperson) and Messrs. Darretta, Leibler and Worley.

Pricing Committee. The Pricing Committee oversees the valuation of assets of the Putnam funds and reviews the funds’ policies and procedures for achieving accurate and timely pricing of fund shares. The Committee also oversees implementation of these policies, including fair value determinations of individual securities made by Putnam Management or other designated agents of the funds. The Committee also oversees compliance by money market funds with Rule 2a-7, interfund transactions pursuant to Rule 17a-7 and the correction of occasional pricing errors. The Committee also reviews matters related to the liquidity of portfolio holdings. The Committee reports to the Trustees and makes recommendations to the Trustees regarding these matters. The Committee currently consists of Messrs. Leibler (Chairperson) Darretta, Hill, Patterson and Stephens and Ms. Drucker.

How large a stake do the Trustees and nominees have in the Putnam family of funds?

The Trustees allocate their investments among the Putnam funds based on their own investment needs. The table below shows the number of shares beneficially owned by each nominee for Trustee other than Mr. Darretta and the value of each nominee’s holdings in each fund and in all of the Putnam funds as of April 30, 2007. As a group, the Trustees owned shares of the Putnam funds valued at approximately $95 million as of April 30, 2007. Mr. Darretta was elected to the Board of Trustees by vote of the Trustees on July 12, 2007 and owned no shares of the funds as of that date.

	Putnam Managed Municipal Income Trust

Name of Nominee	Dollar Range of Putnam	Shares	Aggregate Dollar
	Managed Municipal	Beneficially	Range of Shares
	Income Trust	Owned	Held in all of the
	Shares Owned		Putnam Funds

Jameson A. Baxter	$1–$10,000	212.916	over $100,000

Charles B. Curtis	$1–$10,000	117.319	over $100,000

Robert J. Darretta	N/A	N/A	N/A

Myra R. Drucker	$1–$10,000	107.601	over $100,000

Charles E. Haldeman, Jr.	$1–$10,000	450	over $100,000

John A. Hill	$1–$10,000	226.745	over $100,000

Paul L. Joskow	$1–$10,000	100	over $100,000

Elizabeth T. Kennan	$1–$10,000	208.92	over $100,000

Kenneth Leibler	$1–$10,000	100	over $100,000

Robert E. Patterson	$1–$10,000	300	over $100,000

George Putnam, III	$10,001–$50,000	1800	over $100,000

W. Thomas Stephens	$1–$10,000	100	over $100,000

Richard B. Worley	$1–$10,000	101.770	over $100,000

	Putnam Municipal Opportunities Trust

Name of Nominee	Dollar Range of Putnam	Shares	Aggregate Dollar
	Municipal Opportunities	Beneficially	Range of Shares
	Trust	Owned	Held in all of the
	Shares Owned		Putnam Funds

Jameson A. Baxter	$1–$10,000	207.803	over $100,000

Charles B. Curtis	$1–$10,000	121.390	over $100,000

Robert J. Darretta	N/A	N/A	N/A

Myra R. Drucker	$1–$10,000	107.180	over $100,000

Charles E. Haldeman, Jr.	$1–$10,000	270	over $100,000

John A. Hill	$1–$10,000	227.110	over $100,000

Paul L. Joskow	$1–$10,000	100	over $100,000

Elizabeth T. Kennan	$1–$10,000	219.793	over $100,000

Kenneth Leibler	$1–$10,000	100	over $100,000

Robert E. Patterson	$1–$10,000	100	over $100,000

George Putnam, III	$10,001–$50,000	1300	over $100,000

W. Thomas Stephens	$1–$10,000	100	over $100,000

Richard B. Worley	$1–$10,000	101.594	over $100,000

None of the Trustees owns any preferred shares of Putnam Managed Municipal Income Trust or Putnam Municipal Opportunities Trust.

At April 30, 2007, the Trustees and officers of each fund, as a group, owned less than 1% of the outstanding shares of each fund on that date.

What are some of the ways in which the Trustees represent shareholder interests?

Among other ways, the Trustees seek to represent shareholder interests:

* by carefully reviewing your fund's investment performance on an individual basis with your fund's investment team;

* by carefully reviewing the quality of the various other services provided to the funds and their shareholders by Putnam Management and its affiliates;

* by discussing with senior management of Putnam Management steps being taken to address any performance deficiencies;

* by reviewing in depth the fees paid by each fund and by negotiating with Putnam Management to ensure that such fees remain reasonable and competitive with those of comparable funds, while at the same time providing Putnam Management sufficient resources to continue to provide high quality services in the future;

* by reviewing brokerage costs and fees, allocations among brokers, soft dollar expenditures and similar expenses of the fund;

* by monitoring potential conflicts of interest between the funds and Putnam Management and its affiliates to ensure that the funds continue to be managed in the best interests of their shareholders; and

* by monitoring potential conflicts among funds managed by Putnam to ensure that shareholders continue to realize the benefits of participation in a large and diverse family of funds.

How can shareholders communicate with the Trustees?

The Board of Trustees provides a process for shareholders to send communications to the Trustees. Shareholders may direct communications to the Board of Trustees as a whole or to specified individual Trustees by submitting them in writing to the following address:

The Putnam Funds
Attention: “Board of Trustees” or any specified Trustee(s)
One Post Office Square
Boston, Massachusetts 02109

Written communications must include the shareholder’s name, be signed by the shareholder, refer to the Putnam fund(s) in which the shareholder holds shares and include the class and number of shares held by the shareholder as of a recent date.

The Office of the Trustees will respond to all correspondence sent to Trustees; however, due to the volume of correspondence, all communications are not sent directly to the Trustees. The correspondence is reviewed, summarized and presented to Trustees on a periodic basis.

How often do the Trustees meet?

The Trustees hold regular meetings each month (except August) over a two-day period to review the operations of your fund and of the other Putnam funds. A portion of these meetings is devoted to meetings of various committees of the board that focus on particular matters. Each Trustee generally attends at least two formal committee meetings during each regular meeting of the Trustees. In addition, the Trustees meet in small groups with Chief Investment Officers, Portfolio Leaders and Portfolio Members to review recent performance and the current investment climate for selected funds. These meetings ensure that each fund's performance is reviewed in detail at least twice a year. The committees of the board, including the Executive Committee, may also meet on special occasions as the need arises. During calendar year 2006, the average Trustee participated in approximately 64 committee and board meetings.

The number of times each committee met during your fund’s last fiscal year is shown in the table below:

Putnam Managed Municipal Income Trust
Fiscal year ended October 31, 2006

Audit and Compliance Committee	13

Board Policy and Nominating Committee	10

Brokerage Committee	6

*Communication, Service and Marketing Committee	16

Contract Committee	15

Distributions Committee	11

Executive Committee	2

Investment Oversight Committees	35

**Investment Oversight Coordinating Committees	9

Pricing Committee	13

Putnam Municipal Opportunities Trust
Fiscal year ended April 30, 2007

Audit and Compliance Committee	13

Board Policy and Nominating Committee	11

Brokerage Committee	6

*Communication, Service and Marketing Committee	10

Contract Committee	19

Distributions Committee	11

Executive Committee	2

Investment Oversight Committees	35

**Investment Oversight Coordinating Committees	11

Pricing Committee	11

*Effective July 2007, certain responsibilities of the Marketing Committee and the Shareholder Communications and Relations Committee were assigned to a new committee, the Communications, Service and Marketing Committee. The number of meetings indicated for the Communication, Service and Marketing Committee includes the number of meetings held by the Marketing Committee and the Shareholder Communications and Relations Committee during the fund’s last fiscal year.

**Effective July 2007, certain responsibilities of the Investment Process Committee were assigned to a new committee, the Investment Coordinating Committee. The number of meetings indicated for the Investment Oversight Coordinating Committee includes the number of meetings held by the Investment Process Committee during the fund’s fiscal year.

Your fund does not have a policy with respect to Trustee attendance at shareholder meetings. Although your fund’s Trustees did not attend the last annual meeting of your fund, they were represented at the meeting by their staff.

What are the Trustees paid for their services?

Each Independent Trustee of the fund receives an annual retainer fee and additional fees for each Trustees' meeting attended, for attendance at industry seminars and for certain compliance-related services. Independent Trustees who serve on board committees receive additional fees for attendance at certain committee meetings and for special services rendered in that connection. Independent Trustees also are reimbursed for costs incurred in connection with their services, including costs of travel, seminars and educational materials. All of the current Independent Trustees of the fund are Trustees of all the Putnam funds and receive fees for their services. Mr. Putnam, III, who was not an Independent Trustee during the periods indicated in the table below, also received the foregoing fees for his services as Trustee.

The Trustees periodically review their fees to ensure that such fees continue to be appropriate in light of their responsibilities as well as in relation to fees paid to trustees of other mutual fund complexes. The Board Policy and Nominating Committee, which consists solely of Independent Trustees of the fund, estimates that committee and Trustee meeting time, together with the appropriate preparation, requires the equivalent of at least three business days per Trustee meeting. The following table shows the year each Trustee (other than Mr. Darretta, who became a Trustee of the funds on July 12, 2007) became a Trustee of the Putnam funds and the fees paid to each of those Trustees by your fund for its most recent fiscal year and the fees paid to each of those Trustees by all of the Putnam funds during calendar year 2006:

Putnam Managed Municipal Income Trust
COMPENSATION TABLE

	Aggregate	Retirement benefits accrued	Estimated annual	Total
	compensation from	as part of fund expenses	benefits from all	compensation
	the fund		Putnam funds upon	from all Putnam
			retirement(1)	funds(2)
Trustees/Year

Jameson A. Baxter/1994(3)	$1,895	$670	$110,500	$290,000

Charles B. Curtis/2001	$1,846	$979	113,900	300,000

Myra R. Drucker/2004 (3)	$1,800	N/A	N/A	290,000

Charles E. Haldeman, Jr./2004	$0	N/A	N/A	0

John A. Hill/1985(3)(4)	$2,598	$922	161,700	421,419

Paul L. Joskow/1997(3)	$1,857	$591	113,400	295,000

Elizabeth T. Kennan/1992 (3)	$1,913	$849	108,000	300,000

Kenneth R. Leibler/2006(5)	$316	N/A	N/A	77,500

John H. Mullin, III/1997(3)(6)	$1,074	$744	107,400	155,000

Robert E. Patterson/1984	$1,880	$512	106,500	300,000

George Putnam, III/1984(4)	$2,003	$466	130,300	320,000

W. Thomas Stephens/1997(3)	$1,794	$711	107,100	290,000

Richard B. Worley/2004	$1,849	N/A	N/A	300,000

Putnam Municipal Opportunities Trust

	Aggregate	Retirement	Estimated annual	Total compensation
	compensation from	benefits accrued	benefits from all	from all Putnam
	the fund	as part of fund	Putnam funds upon	funds(2)
		expenses	retirement(1)
Trustees/Year

Jameson A. Baxter/1994(3)	$1,766	$526	$110,500	$290,000

Charles B. Curtis/2001	$1,765	$657	113,900	300,000

Myra R. Drucker/2004 (3)	$1,795	N/A	N/A	290,000

Charles E. Haldeman, Jr./2004	$0	N/A	N/A	0

John A. Hill/1985(3)(4)	$2,370	$759	161,700	421,419

Paul L. Joskow/1997(3)	$1,736	$426	113,400	295,000

Elizabeth T. Kennan/1992 (3)	$1,795	$675	108,000	300,000

Kenneth R. Leibler/2006(5)	$1,216	N/A	N/A	77,500

John H. Mullin, III/1997(3)(6)	$178	$588	107,400	155,000

Robert E. Patterson/1984	$1,795	$425	106,500	300,000

George Putnam, III/1984(4)	$1,915	$385	130,300	320,000

W. Thomas Stephens/1997(3)	$1,736	$526	107,100	290,000

Richard B. Worley/2004	$1,735	N/A	N/A	300,000

(1) Estimated benefits for each Trustee are based on Trustee fee rates for calendar years 2003, 2004 and 2005. For Mr. Mullin, the annual benefits equal the actual benefits he is currently receiving under the Retirement Plan for Trustees of the Putnam funds.

(2) As of December 31, 2006, there were 107 funds in the Putnam fund family. For Mr. Hill, amounts shown also include compensation for service as Chairman of TH Lee, Putnam Emerging Opportunities Portfolio, a closed-end fund advised by an affiliate of Putnam Management.

(3) Certain Trustees are also owed compensation deferred pursuant to a Trustee Compensation Deferral Plan. As of the dates identified below, the total amounts of deferred compensation payable by the fund, including income earned on such amounts, to certain Trustees were:

Putnam Managed Municipal Income Trust (October 30, 2006) Ms. Baxter-$4,063; Ms. Drucker-$348; Mr. Hill-$18,278; Mr. Joskow-$4,765; Dr. Kennan-$371, Mr. Mullin-$5,265; and Mr. Stephens-$452.

Putnam Municipal Opportunities Trust (April 30, 2007) Ms. Baxter-$1,730; Ms. Drucker-$234; Mr. Hill-$8,335; Mr. Joskow-$2,053; Dr. Kennan-$236 and Mr. Mullin-$1,788.

(4) Includes additional compensation to Messrs. Hill and Putnam, III, for service as Chairman of the Trustees and President of the Funds, respectively. Effective June 1, 2007, Mr. Haldeman became President of the Funds.

(5) Mr. Liebler was elected to the Board of Trustees of the Putnam funds on October 12, 2006.

(6) Mr. Mullin retired from the Board of Trustees of the Putnam funds on June 30, 2006.

Under a Retirement Plan for Trustees of the Putnam funds (the "Plan"), each Trustee who retires with at least five years of service as a Trustee of the funds is entitled to receive an annual retirement benefit equal to one-half of the average annual attendance and retainer fees paid to such Trustee for calendar years 2003, 2004 and 2005. This retirement benefit is payable during a Trustee's lifetime, beginning the year following retirement, for the number of years of service through December 31, 2006. A death benefit, also available under the Plan, ensures that the Trustee and his or her beneficiaries will receive benefit payments for the lesser of an aggregate period of (i) ten years or (ii) such Trustee's total years of service.

The Plan Administrator (currently the Board Policy and Nominating Committee) may terminate or amend the Plan at any time, but no termination or amendment will result in a reduction in the amount of benefits (i) currently being paid to a Trustee at the time of such termination or amendment, or (ii) to which a current Trustee would have been entitled had he or she retired immediately prior to such termination or amendment. The Trustees have terminated the Plan with respect to any Trustee first elected to the board after 2003.

APPROVAL OR DISAPPROVAL OF THE CONVERSION OF YOUR FUND FROM CLOSED-END TO OPEN-END STATUS AND CERTAIN RELATED AMENDMENTS TO YOUR FUND'S AGREEMENT AND DECLARATION OF TRUST (Putnam Managed Municipal Income Trust only)

What is this proposal?

Shareholders will have the opportunity to vote at the meeting on the question of whether your fund should be converted from a closed-end fund to an open-end fund. If the conversion is approved, your fund’s shares would become redeemable directly from your fund at net asset value, eliminating any discount of market price to net asset value. In order to address the organizational changes necessitated by any conversion from closed-end to open-end status, approval of this proposal would also authorize the Trustees to make such amendments to your fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) as they may deem necessary.

Why is this question being submitted to shareholders?

Your fund’s Declaration of Trust requires that shareholders of your fund be given the opportunity to vote on a proposal to convert your fund from closed-end to open-end status if the fund’s common shares have traded at an average discount of more than 10% from its net asset value per share during the last twelve calendar weeks of the preceding fiscal year (measured as of the last trading day in each such week). For the twelve weeks ended October 31, 2006, your fund’s shares traded at an average discount from net asset value per share of 10.19%, requiring that this proposal be submitted to shareholders.

In accordance with the Declaration of Trust, your fund has previously submitted an identical proposal to shareholders. At the 2005 annual meeting, shareholders representing roughly 9% of your fund’s outstanding common shares voted in favor of converting the fund to open-end status, while slightly over one-third of the outstanding common shares were voted against the proposal. (The affirmative vote of a majority of the outstanding common shares would have been required in order to pass the proposal.)

What do the Trustees recommend?

The Trustees of your fund believe that the continued operation of your fund as a closed-end fund is in the best long-term interests of your fund’s shareholders. Accordingly, the Trustees of your fund unanimously recommend that shareholders vote “AGAINST” this proposal.

Why are the Trustees recommending a vote against a conversion?

In recommending a vote against converting your fund to open-end status, the Trustees considered the following factors:

* Potential investment advantages. The Trustees believe that your fund’s closed-end status provides potential investment advantages not available to open-end fund investors. Because your fund’s shares are not redeemable, your fund is not required to maintain short-term, lower-yielding investments in anticipation of possible redemptions, and generally can be more fully invested in higher-yielding securities. As a closed-end fund, your fund does not experience the cash flows associated with sales and redemptions of open-end fund shares, which create transaction costs that are borne by long-term shareholders. Such cash flows may at times also require temporary investment in short-term, lower-yielding securities, pending investment in longer-term, higher-yielding securities.

* Advantages of leverage through preferred shares. The Trustees considered the fact that your fund has engaged in investment leverage by issuing preferred shares, a strategy that is not available to open-end funds. This form of investment leverage offers your fund opportunities for increased investment yield, though the Trustees recognize that leverage can increase portfolio risk by effectively amplifying the common shareholders’ exposure to the effects of investment losses. If your fund were to convert to open-end status, it would be required to redeem its preferred shares.

* Tender offers by Putnam closed-end funds. In February 2007, the Trustees authorized each of eight Putnam closed-end funds, including your fund, to conduct a tender offer to purchase up to 10% of its outstanding common shares for cash at a price per share equal to 98% of the net asset value per share (NAV) as of the expiration date. The Trustees’ purpose in authorizing the tender offers was to enhance liquidity for shareholders seeking to exit the funds at a price reflecting a smaller discount to net asset value than had recently been available in the market. In the case of your fund, the maximum 10% of outstanding common shares were purchased from tendering shareholders upon expiration of the tender offer in July 2007.

* Share repurchase program. Your fund’s Trustees approved a share repurchase program (described in further detail below) that permits your fund to repurchase up to 10% of its outstanding common shares at market prices over the two-year period ending October 6, 2007 and, in September 2007, approved a continuation of the program that would permit your fund to repurchase an additional 10% of its outstanding common shares in the twelve months ending October 6, 2008. The Trustees believe that share repurchases can represent an attractive investment opportunity for your fund and be an important contributor to your fund’s returns at net asset value.

* Proposed merger with Putnam High Yield Municipal Trust. As previously announced and as described in a separate prospectus/proxy statement, the Trustees have approved a proposal to merge Putnam High Yield Municipal Trust with and into your fund, which will be voted on by shareholders of both funds at a meeting scheduled for October 2007. The Trustees proposed the merger for your fund in order to allow shareholders to benefit from a larger asset size and lower expense ratio without significantly changing the nature of their investment. The specific reasons for proposing the merger are described in significantly greater detail in the separate prospectus/proxy statement, which is being sent to shareholders. The Trustees believe that their recommendation against your fund's current open-ending conversion proposal is consistent with their recommendation that shareholders of the fund approve the merger.

* Other recent actions enhancing shareholder value. Both in response to recent discounts and as part of their general oversight responsibilities, the Trustees have since 2005 reviewed various other measures to increase shareholder value for each of the Putnam closed-end funds. The Trustees initiated changes to your fund’s management contract, which went into effect in January 2006, resulting in a reduction of the effective management fee rate from 0.69% to 0.55%, measured as a percentage of average assets of the fund (including assets attributable to preferred shares). The Trustees believe that these steps have the potential to enhance shareholder returns at NAV, which in turn may support increased demand for your fund’s shares.

* Trading discounts. In reviewing the trading information for your fund, the Trustees took into account the fact that its shares consistently traded at a discount to net asset value over the past few years. They reviewed the possible causes and effects of discounts, which are discussed at more length below, and noted that discount levels for your fund have fluctuated over the years and that, for some periods, fund shares have traded at substantially lower discounts or at premiums. They noted in particular that, during the period in June and July 2007 when the fund’s tender offer was outstanding, the trading discount remained lower than 4.00%, which offered shareholders an additional opportunity to liquidate their investment at a reduced discount if they so wished.

* Possible changes in fund size and expenses. Following conversion to open-end status, redemptions by shareholders could cause your fund to shrink, in the near term, resulting in an increased expense ratio for remaining shareholders. Putnam Retail Management has advised the Trustees that your fund may experience significant net redemptions shortly following a conversion to open-end status, thereby shrinking the fund’s size and creating significant transaction costs. If shareholders approve a conversion to open-end status, the Trustees would intend to instate a redemption fee for a period of time following conversion, with the purpose of at least partly offsetting the transaction costs that may result from significant redemptions of shares. The terms of any redemption fee would be determined at a later time, but the Trustees do not expect that the fee would exceed 2% or be imposed on redemptions for a period of longer than one year following conversion.

Since open-end funds may continuously offer new shares to the public, they also have the ability to increase in size, and growth in your fund’s size following a conversion to open-end status could result in efficiencies and the ability to spread fixed costs over a larger pool of assets. In order to increase assets in the face of redemptions following a conversion, the Trustees would likely consider commencing a continuous offering of shares of your fund and might also recommend, subject to shareholder approval, that your fund adopt a distribution plan under Rule 12b-1 under the 1940 Act. Under the current plans for Class A shares of open-end Putnam funds, Putnam Retail Management, those funds’ principal underwriter, receives annual distribution fees of 0.25% of net assets, though the applicable plans permit fees of up to 0.35% .

What does it mean when fund shares trade at a discount?

Since closed-end funds are not required to redeem their shares, investors in closed-end funds who wish to liquidate their investment must sell their shares in the secondary markets. To promote the availability of active secondary markets for shareholders who wish to sell their shares, your fund has listed its shares for trading on the New York Stock Exchange. Prices in these secondary markets are determined by market forces and fluctuate over time. They also fluctuate in relation to a fund’s net asset value. Closed-end fund shares generally trade at a discount to their net asset value but at times may trade at a premium.

Putnam Management has advised the Trustees that discount levels for closed-end funds investing primarily in fixed-income securities – such as your fund – appear to fluctuate in relation to conditions in the broader fixed-income markets, generally increasing during periods of rising interest rates and declining during periods of falling interest rates. Accordingly, these funds may be more suitable for investors who have a longer investment horizon and who will less likely face the need to liquidate their investments under unfavorable market conditions. The existence of discounts at times may also provide attractive opportunities to investors seeking potential additional returns from reductions in discount levels between the time of their purchase and their sale.

As indicated in the table below, while your fund’s common shares have traded at a discount to their net asset value over more recent periods, the discount has fluctuated over time, and at times your fund’s shares have traded at a premium to net asset value. In order to show the range of discounts and premiums at which your fund’s shares have historically traded, the table below presents both the highest market price and the lowest market price at which your fund’s shares closed on any trading day over the course of each of the last ten calendar years, in each case expressed as a percentage discount from, or premium to, net asset value (NAV). Thus, the “Highest Market Price” column presents the lowest discount or, if the fund traded above NAV during the year, the highest premium achieved in a given year; conversely, the “Lowest Market Price” column presents the highest discount or, if the fund only traded above NAV during the year, the lowest premium. In addition, the “Average Discount/Premium” column presents the average daily differential between market price and net asset value over the course of each full calendar year since inception.

Putnam Managed Municipal Income Trust

Year	Highest Market Price	Lowest Market Price (vs.	Average Discount/Premium
	(vs. NAV)	NAV)

2006	-6.90%	-13.44%	-10.79%

2005	-4.92%	-15.14%	-10.52%

2004	-6.55%	-16.06%	-10.65%

2003	-0.64%	-10.16%	-5.47%

2002	+0.73%	-9.82%	-2.95%

2001	+5.01%	-6.48%	+0.18%

2000	+19.57%	-9.45%	+10.23%

1999	+23.13%	-6.03%	+13.84%

1998	+28.19%	+3.02%	+14.20%

1997	+21.13%	+9.31%	+14.76%

Over the seven-month period from January 1, 2007 through July 31, 2007, the fund’s highest market price was a discount of 2.28% and lowest market price was a discount of 8.15%, with an average discount of 5.66%, in each case measured relative to NAV. As noted above, your fund conducted a tender offer for up to 10% of its common shares during this period.

How do the Trustees monitor and address trading discounts?

The Trustees carefully monitor the trading prices of your fund’s shares, recognizing that trading prices and discounts will fluctuate over time. At times when the fund trades at a material discount for an extended period of time, the Trustees may examine possible factors contributing to the situation and consider a broad range of possible actions in an effort to reduce or eliminate the discount. Such actions that could be implemented consistent with your fund’s closed-end structure might include:

● Repurchases by the fund of its shares at prevailing market prices;

● Tender offers by the fund to repurchase its shares at a price above market and below net asset value (or at net asset value); and

● Communications with the marketplace regarding the benefits of investing in the fund in an effort to increase investor demand for the fund’s shares.

It is possible that these actions may have a temporary effect on a fund’s trading discount, although there is little industry experience that would suggest a long-term impact. Repurchases of shares, whether in the market or in tender offers, reduce the fund’s size and may result in an increase in the fund’s expense ratio. To the extent that shares are repurchased at prices below net asset value, however, such repurchases will enhance the net asset value of the fund’s remaining common shares and the total return at net asset value for the remaining common shareholders.

In February 2007, the Trustees authorized 8 Putnam closed-end funds, including your fund, to conduct tender offers for up to 10% of their outstanding common shares for cash at a price per share equal to 98% of the net asset value per share (NAV) as of the expiration date. The tender offer by your fund closed in July 2007, and the maximum 10% of the fund’s outstanding common shares were purchased from tendering shareholders. In addition, during the period in June and July 2007 when the fund’s tender offer was outstanding, your fund’s trading discount remained lower than 4.00% . The Trustees’ purpose in authorizing the tender offers was to enhance liquidity for shareholders seeking to exit the funds at a price reflecting a smaller discount to net asset value than had recently been available in the market. By offering common shareholders of your fund the opportunity to tender their shares at a 2% discount and otherwise to take advantage of any temporary reduction in the fund’s trading discount as a result of the tender offer, the Trustees sought to balance the interests of shareholders attracted to the advantages of the closed-end structure with the interests of shareholders seeking to exit the fund.

Recognizing the benefit of share repurchases for less than NAV, the Trustees had previously authorized all of the Putnam closed-end funds, including your fund, to repurchase up to 10% of their outstanding common shares (based on shares outstanding as of October 7, 2005) at market prices over a two-year period ending October 6, 2007. In September 2007, the Trustees authorized the continuation of the repurchase program, which would permit the funds to repurchase up to an additional 10% of their outstanding common shares (based on shares outstanding as of October 7, 2007) at market prices over the twelve months ending October 6, 2008. The Trustees periodically review the program’s impact on investment performance and trading discounts, including information provided by Putnam Management regarding the increases in the net asset value of remaining shares caused by share repurchases. The table below shows the aggregate per-

share increase in the net asset value of remaining shares caused by repurchases for less than NAV, as well as the approximate contribution of the share repurchase program to your fund’s returns at NAV from October 25, 2005 (the date shares were first repurchased) through April 30, 2007.

.

	Total	Contribution to	Actual Total
	Contribution to	Returns at Net	Returns at Net
	NAV ($)	Asset Value	Asset Value

Putnam Managed Municipal Income Trust	$0.05	0.66%	9.80%

The Trustees believe that the record of the repurchase program to date supports the assertion that share repurchases represent an attractive investment opportunity for your fund, though the degree to which repurchases benefit the fund depends entirely on the level of trading discounts at which the fund’s shares continue to trade. In addition, there is no guarantee that share repurchases will cause the market price of your fund’s shares to increase or narrow any existing discounts. The Trustees will continue to monitor the repurchase program and review its impact on your fund’s investment performance and on trading discounts.

In considering these actions and the current proposal, the Trustees have considered the fact that all shareholders who purchased your fund’s shares presumably made their choice from among a broad array of available investment products available in the marketplace, with an understanding of the potential advantages and disadvantages of closed-end funds. Thus, in considering whether to recommend a fundamental change in the structure of the fund and its investment characteristics, the Trustees have considered whether the closed-end structure of the fund continues to offer the investment advantages contemplated when the fund was originally offered to the marketplace. Especially in light of the recent steps to enhance shareholder returns described above, the Trustees have concluded that the fund remains a viable investment vehicle and that recent discount levels do not currently justify abandoning the advantages of the closed-end structure by converting your fund to open-end status.

How has your fund performed?

The following table summarizes the annualized total return of your fund for the periods shown based on the net asset value and the market price of its shares. The table also shows the performance of your fund’s primary benchmark index and the average performance of funds in your fund’s peer group of closed-end funds as determined by Lipper Inc., an independent fund rating agency. Of course, past performance is no guarantee of future returns.

Total Return (Annualized) for Periods Ended June 30, 2007

	1 year	3 years	5 years	10 years

Putnam Managed Municipal Income Trust

Net Asset Value	5.28%	7.15%	6.45%	5.11%

Market Price	15.55%	10.45%	6.26%	3.36%

Lehman Municipal Bond Index	4.69%	4.56%	4.61%	5.44%

Lipper Closed-End High Yield Municipal Debt	6.78%	8.77%	6.87%	5.66%
Funds Average

As the table above indicates, your fund’s returns both at net asset value and at market price exceeded the fund’s benchmark for most periods. Because performance at market price reflects the impact of market forces, which are inherently unpredictable, the Trustees consider performance at net asset value to be more indicative of the long-term investment opportunity offered by your fund. In addition, your fund’s returns at net asset value, as indicated in the table, have been lower than the average (calculated at net asset value) for the fund’s Lipper peer group of unleveraged closed-end debt funds for most periods.

The Trustees believe that shareholders should evaluate your fund’s investment performance, both at net asset value and at market price, in light of the fund’s stated investment objective of seeking to provide a high level of current income free from federal income tax through investments in investment-grade and higher-yielding, lower-rated municipal bonds. Putnam Management has advised the Trustees that, consistent with the fund’s investment objective, it manages your fund’s portfolio in a way that seeks to balance the pursuit of investment yield against the risks to principal that might result from an undue focus on yield alone. This means that your fund will not necessarily invest in the highest yielding securities available in the marketplace or engage in maximum permitted leverage if doing so would involve undue risk of loss of principal due to possible credit defaults or interest rate changes. Thus, there may be times when your fund’s portfolio will generate an investment yield that is lower than that of some competing investment products that are willing to accept greater risk. Since investment yields appear to be an important factor in influencing market prices, this approach may at times contribute to discount levels that are higher than those of competing products. Over longer periods of time, however, Putnam Management believes that this approach to managing risk should produce less principal volatility and higher overall investment returns. There is, of course, no guarantee that this will be the case.

What are additional differences between a closed-end and open-end fund?

In addition to the differences noted above, shareholders evaluating this proposal may wish to consider the following:

* Investment flexibility. Because they are required to maintain the ability to honor redemption requests, open-funds are prohibited by the 1940 Act from investing more than 15% of their assets in securities that are deemed illiquid. Closed-end funds are not subject to this restriction.

*Annual shareholder meetings. Your fund is currently required by the rules of the New York Stock Exchange to hold annual meetings of shareholders. Conversion of your fund to open-end status would result in termination of the fund’s listing on the New York Stock Exchange, with the result that your fund would no longer be required to hold annual meetings. The open-end Putnam funds have committed to holding shareholder meetings for the purpose of electing their Trustees at least every five years (beginning in 2004).

* Dividend reinvestment. Shareholders of your fund currently have the option of participating in the fund’s Dividend Reinvestment Plan, under which cash distributions paid by your fund are generally reinvested through the purchase of additional fund shares at market prices, which currently reflect a discount from net asset value. (At times when your fund’s shares are trading at a premium over their net asset value, such reinvestments are made at the higher of net asset value or 95% of market value.) Shareholders of open-end Putnam funds have the option to reinvest their distributions in additional shares at net asset value at all times. If the fund were to convert to open-end status, shareholders would no longer be able to reinvest dividends at a price below net asset value per share during times when shares are trading at a discount to NAV.

* Exchange privileges. Shareholders of open-end funds in the Putnam family of funds currently have the privilege of exchanging their investment at net asset value and without sales charges for shares of the same class of more than 65 open-end funds in the Putnam group. Shareholders of your fund do not have that privilege.

What changes to your fund’s Declaration of Trust and other effects would follow if shareholders vote to convert the fund to open-end status?

Conversion of your fund from a closed-end to an open-end fund would require certain changes to your fund’s Declaration of Trust and, therefore, a vote in favor of such conversion would also authorize the Trustees to amend your fund’s Declaration of Trust to reflect such changes. These changes would bring your fund’s Declaration of Trust more in line with most other Putnam open-end funds.

The Declaration of Trust would be amended to require your fund to purchase all shares offered to it for redemption at a price equal to the net asset value of the shares next determined, less any redemption fee fixed by the Trustees. In addition, to the extent permitted by applicable law, the fund would be authorized, at its option, to redeem shares held in a shareholder’s account at net asset value if at any time a shareholder owned shares in an amount either less than or greater than, as the case may be, an amount determined by the Trustees. Notwithstanding this provision, all shares would be redeemable at a shareholder’s option.

The Declaration of Trust would also be amended to eliminate certain provisions that relate specifically to the fund’s closed-end status, such as the conversion provision that has necessitated this proposal. In addition, if shareholders were to vote to convert your fund to open-end status, the provision in your fund’s Declaration of Trust requiring that Trustees be elected annually at the annual shareholder meeting or at a special meeting in lieu thereof would be eliminated. The Trustees would also make certain necessary technical and non-material changes to the Declaration of Trust.

Certain legal, accounting and other costs would be incurred in connection with the conversion of your fund to open-end status. These costs are not expected to exceed an amount equal to 0.5% of your fund’s current net assets.

What is the voting requirement for approving the conversion?

Approval of the conversion of your fund to open-end status and of the related amendments to each fund’s Declaration of Trust requires the “yes” vote of a majority of the fund’s outstanding common shares.

Although the Declaration of Trust would technically also require the “yes” vote of a majority of your fund’s outstanding preferred shares entitled to vote, if the proposal receives the threshold vote from common shareholders the Trustees will nevertheless act to redeem all of the outstanding preferred shares and to effect the conversion of your fund to open-end status.

If such conversion is approved, the conversion would become effective following compliance with all necessary regulatory requirements under federal and state law. Your fund would seek to complete this process as soon as reasonably practicable. Prior to the conversion, the common shares of your fund would continue to be listed and traded on the New York Stock Exchange.

If the conversion is not approved, will your fund continue in its current form?

Yes. In the event that shareholders do not approve the conversion of your fund to open-end status, your fund would continue to operate as a closed-end fund. Shareholders would be given the opportunity to vote on a proposed conversion to open-end status in future years if your fund’s shares again trade at discounts sufficient to meet the requirement of the Declaration of Trust described above.

The Trustees believe that the continued operation of your fund as a closed-end fund is in the best long-term interests of your fund’s shareholders, and unanimously recommend a vote against the conversion of your fund to open-end status at this time.

Further Information About Voting and the Meeting

Quorum and Methods of Tabulation. The shareholders of each fund vote separately with respect to each proposal. In the case of each fund, a majority of the shares entitled to vote constitutes a quorum for the transaction of business with respect to any proposal at the meeting (unless otherwise noted in the proxy statement), except that, where the preferred shares or common shares shall vote as separate classes, then a majority of the aggregate number of shares of each class shall be necessary to constitute a quorum for the transaction of business by that class. Votes cast by proxy or in person at the meeting will be counted by persons appointed by your fund as tellers for the meeting. The tellers will count the total number of votes cast "for" approval of a proposal for purposes of determining whether sufficient affirmative votes have been cast. Shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum.

With respect to the election of Trustees, neither abstentions nor broker non-votes have an effect on the outcome of the proposal. With respect to every other proposal, abstentions and broker non-votes have the effect of a negative vote on the proposal. Treating broker non-votes as negative votes may result in a proposal not being approved, even though the votes cast in favor would have been sufficient to approve the proposal if some or all of the broker non-votes had been withheld. In certain circumstances in which the fund has received sufficient votes to approve a matter being recommended for approval by the fund’s Trustees, the fund may request that brokers and nominees, in their discretion, withhold submission of broker non-votes in order to avoid the need for solicitation of additional votes in favor of the proposal. The fund may also request that selected brokers and nominees, in their discretion, submit broker non-votes, if doing so is necessary to obtain a quorum.

Shareholders who object to any proposal in this Proxy Statement will not be entitled under Massachusetts law or your fund’s Agreement and Declaration of Trust to demand payment for, or an appraisal of, their shares.

Special Rule for Proportional Voting. For funds listed on the New York Stock Exchange that have outstanding preferred shares, in accordance with the rules of the exchange, brokerage firms may vote for or against a proposal, on behalf of their clients who beneficially own the remarketed or auction rate preferred shares and from whom they have not received voting instructions, in the same proportion as votes for and against such proposal have been received from holders of preferred shares if (i) the holders of a minimum of 30% of the outstanding preferred shares have been voted by the holders of preferred shares, (ii) holders of less than 10% of the outstanding preferred shares have voted against such proposal and (iii) the holders of the common shares have approved such proposal.

Other business. The Trustees know of no matters other than those set forth herein to be brought before the meeting. If, however, any other matters properly come before the Meeting, proxies will be voted on such matters in accordance with the judgment of the persons named in the enclosed form of proxy.

Simultaneous meetings. The meeting of shareholders of your fund is called to be held at the same time as the meetings of shareholders of certain of the other Putnam funds. It is anticipated that all meetings will be held simultaneously.

If any shareholder at the meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meeting to a time promptly after the simultaneous meetings, the persons named as proxies will vote in favor of such adjournment.

Solicitation of proxies. In addition to soliciting proxies by mail, Trustees of your fund and employees of Putnam Management, Putnam Fiduciary Trust Company and Putnam Retail Management may solicit proxies in person or by telephone. Your fund may arrange to have a proxy solicitation firm call you to record your voting instructions by telephone. The procedures for voting proxies by telephone are designed to authenticate shareholders' identities, to allow them to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting. Your fund is unaware of any such challenge at this time. Shareholders would be called at the phone number Putnam Management has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize the proxies to vote their shares at the meeting in accordance with their instructions. To ensure that the shareholders' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

Common shareholders have the opportunity to submit their voting instructions via the Internet by utilizing a program provided by a third party vendor hired by Putnam Management or by automated telephone service. The giving of a proxy will not affect your right to vote in person should you decide to attend the meeting. To use the Internet, please access the Internet address listed on your proxy card and follow the instructions on the internet site. To record your voting instructions via automated telephone service, use the toll-free number listed on your proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions, and to confirm that shareholders' instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholders. The Internet and automated phone voting options are not available for use by preferred shareholders.

Your fund's Trustees have adopted a general policy of maintaining confidentiality in the voting of proxies. Consistent with this policy, your fund may solicit proxies from shareholders who have not voted their shares or who have abstained from voting, including brokers and nominees.

Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses in soliciting instructions from their principals. Your fund has retained at its own expense The Altman Group, 60 East 42nd Street, New York, NY, 10165, to aid in the solicitation of instructions for registered and nominee accounts, for a fee not to exceed $1,500 fee per fund plus reasonable out of pocket expenses], per fund. The expenses of the preparation of proxy statements and related materials, including printing and delivery costs, are borne by each fund.

Revocation of proxies. Proxies, including proxies given by telephone or over the Internet, may be revoked at any time before they are voted either (i) by a written revocation received by the Clerk of your fund, (ii) by properly executing a later-dated proxy, (iii) by recording later-dated voting instructions via the Internet, (iv) in the case of brokers and nominees, by submitting written instructions to your fund’s solicitation agent or the applicable record shareholder or (v) by attending the meeting and voting in person.

Date for receipt of shareholders' proposals for the next annual meeting. It is currently anticipated that your fund's next annual meeting of shareholders will be held in April 2008:

The Trustees of your fund reserve the right to set an earlier or later date of the 2008 meeting. Shareholder proposals to be included in the proxy statement for that meeting must be received by your fund on or before December 1, 2007, 2008. In order for a shareholder proposal to be included in the proxy statement, both the submitting shareholder and the proposal itself must satisfy the requirements set forth in Rule 14a-8 under the 1934 Act. Shareholders who wish to make a proposal at the 2008 annual meeting--other than one that will be included in the fund's proxy materials--should notify the fund no later than January 15, 2008. Shareholders who wish to propose one or more nominees for election as Trustees, or to make a proposal fixing the number of Trustees, at the 2008 annual meeting must provide written notice to the fund (including all required information) so that such notice is received in good order by the fund no later than March 15, 2008.

Adjournment. If sufficient votes in favor of any of the proposals set forth in the Notice of Annual of Meeting of Shareholders are not received by the time scheduled for the meeting or if the quorum required for the proposal has not been met, the persons named as proxies may propose adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of adjournment those proxies that they are entitled to vote in favor of the proposals. They will vote against any such adjournment those proxies required to be voted against the proposals. Your fund pays the costs of any additional solicitation and of any adjourned session. Any proposals for which sufficient favorable votes have been received by the time of the meeting may be acted upon and considered final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

Duplicate mailings. As permitted by SEC rules, Putnam’s policy is to send a single copy of the proxy statement to shareholders who share the same last name and address, unless a shareholder previously has requested otherwise. Separate proxy ballots will be included with the proxy statement for each account registered at that address. If you would prefer to receive your own copy of the proxy statement, please contact Putnam Investor Services by phone at 1-800-225-1581 or by mail at P.O. Box 8383, Boston, MA 02266-8383.

Financial information. Your fund’s Clerk will furnish to you, upon request and without charge, a copy of the fund's annual report for its most recent fiscal year, and a copy of its semiannual report for any subsequent semiannual period. You may direct such requests to Putnam Investor Services, P.O. Box 8383, Boston, MA 02266-8383 or 1-800-225-1581.

Fund Information

Putnam Investments. Putnam Investment Management, LLC, your fund's investment manager and administrator, is a subsidiary of Putnam, LLC (Putnam Investments). Putnam Investments is a wholly-owned subsidiary of Putnam Investments Trust, a holding company that, except for a minority stake owned by employees, is in turn owned by Great-West Lifeco Inc., a subsidiary of Power Financial Corporation. Power Financial Corporation is a diversified management and holding company that has interns, directly or indirectly, in companies that are active in the financial services sector in Canada, the United States and Europe. It also has substantial holdings in a group of energy, water, waste services, specialty minerals and cement and building materials companies based in Europe.

The address of each of Putnam Investments Trust, Putnam Investments and Putnam Investment Management, LLC, is One Post Office Square, Boston, Massachusetts 02109. The address of the executive offices of Power Financial Corporation is 751 Victoria Square, Montreal, Quebec H2Y 2J3, Canada. Charles E. Haldeman, Jr. is the President and Chief Executive Officer of Putnam Investments. His address is One Post Office Square, Boston, MA 02109.

Charles E. Haldeman, Jr., a Trustee of the funds, serves as the President and Chief Executive Officer of Putnam Investments. Mr. Haldeman is also a stockholder of Putnam Investments Trust as a result of various equity grants made to him in recent years. On March 15, 2005, Putnam Investments Trust granted Mr. Haldeman 210,635 shares of class B common stock pursuant to the Putnam Investments Trust Equity Partnership Plan. With respect to this grant, Mr. Haldeman’s shares vest over a four-year period, with 25% of the shares vesting on each anniversary of the grant, although vesting may be accelerated under certain circumstances if Mr. Haldeman’s employment with Putnam terminates. On September 29, 2005, Mr. Haldeman participated in the Putnam Option Exchange Program, in which holders of eligible options to purchase class B common stock were permitted to elect to exchange their options for restricted shares of class B common stock with a value equal to the value of the exchanged options. Mr. Haldeman was granted 14,226 restricted shares of class B common stock in exchange for an option to purchase 99,200 shares of class B common stock. On March 15, 2006, Putnam Investments Trust granted Mr. Haldeman 111,693 restricted shares of class B common stock for his performance in 2005. With respect to such grant, Mr. Haldeman’s shares vest over a four-year period, with 25% of the shares vesting on each anniversary of the grant. On March 15, 2006, Mr. Haldeman received an additional grant of 314,136 restricted shares of class B common stock and an option to purchase 510,638 shares as a special grant as a result of his employment contract with Marsh & McLennan. With respect to each such grant, Mr. Haldeman’s shares vest 10%, 20%,

30% and 40% over the next four years, subject to acceleration provisions based on investment performance. Mr. Haldeman also holds other restricted shares of class B common stock from grants in years prior to 2005.

Putnam Fiduciary Trust Company. Putnam Fiduciary Trust Company, the fund’s investor servicing agent, is a subsidiary of Putnam Investments. Its address is One Post Office Square, Boston, Massachusetts 02109. In 2007, State Street Bank and Trust Company assumed the role of Custodian of the funds; previously, Putnam Fiduciary Trust Company had served as fund custodian.

For its most recent fiscal year, the funds paid Putnam Fiduciary Trust Company aggregate fees as follows, in each case excluding custody credits and investor servicing credits:

Fund (Fiscal Year-End)	Fee

Putnam Managed Municipal Income Trust (October 30, 2006)	$333,802

Putnam Municipal Opportunities Trust (April 30, 2007)	190,135

Limitation of Trustee liability. Your fund’s Declaration of Trust provides that the fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the fund, except if it is determined in the manner specified in the Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the fund or that such indemnification would relieve any officer or Trustee of any liability to the fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties. Your fund, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Independent Registered Public Accounting Firm. As set forth in the table below, the Audit and Compliance Committee and the full Board of Trustees have selected PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110, or KPMG LLP, 99 High Street, Boston, Massachusetts 02110, to serve as the independent registered public accounting firm for each fund’s current fiscal year. Representatives of PricewaterhouseCoopers LLP and KPMG LLP are expected to be present at the meeting of shareholders of the funds to make statements and to respond to appropriate questions.

The following table presents fees billed in each of the last two fiscal years for services rendered to each fund by the fund’s independent registered public accounting firm:

Fiscal year ended	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees

Putnam Managed Municipal Income Trust
(KPMG LLP)
October 31, 2006	$39,980	$22,875	$4,680	$245
October 31, 2005	34,892	21,767	4,192	-

Putnam Municipal Opportunities Trust
(PricewaterhouseCoopers LLP)
April 30, 2007	$49,824	$23,880	$4,807	-
April 30, 2006	43,383	22,525	4,916	$14

Audit Fees represents fees billed for the fund’s last two fiscal years.

Audit-Related Fees represents fees billed in the fund’s last two fiscal years for services traditionally performed by the fund’s auditor, including accounting consultation for proposed transactions or concerning financial accounting and reporting standards and other audit or attest services not required by statute or regulation.

Tax Fees represent fees for tax compliance, tax planning and tax advice services. Tax planning and tax advice services include assistance with tax audits, employee benefit plans and requests for rulings or technical advice from taxing authorities.

All Other Fees represents fees billed for services relating to an analysis of recordkeeping fees.

The following table presents the amounts KPMG LLP or PricewaterhouseCoopers LLP billed for aggregate non-audit fees in each of the last two fiscal years to each fund, Putnam Management and any entity controlling, controlled by or under common control with Putnam Management that provides ongoing services to the fund:

Fiscal year ended

Putnam Managed Municipal Income Trust
(KPMG LLP)
October 31, 2006	$27,800
October 31, 2005	25,959

Putnam Municipal Opportunities Trust
(PricewaterhouseCoopers LLP)
April 30, 2007	$178,903
April 30, 2006	285,729

Pre-Approval Policies of the Audit and Compliance Committee. The Audit and Compliance Committee has determined that all work performed for the funds by the funds’ independent auditors will be pre-approved by the Committee itself and thus will generally not be subject to pre-approval procedures.

The Audit and Compliance Committee also has adopted a policy to pre-approve the engagement by Putnam Management and certain of its affiliates of the funds’ independent auditors, even in circumstances where pre-approval is not required by applicable law. Any such requests by Putnam Management or certain of its affiliates are typically submitted in writing to the Committee and explain, among other things, the nature of the proposed engagement, the estimated fees and why this work should be performed by that particular audit firm as opposed to another one.

The following table presents fees billed by the fund’s independent auditor for services required to be approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X.

Fiscal year ended	Audit-Related Fees	Tax Fees	All Other Fees	Total Non-Audit
				Fees

Putnam Managed Municipal Income Trust
(KPMG LLP)
October 31, 2006	$-	$-	$-		$-
October 31, 2005	-	-	-		-

Putnam Municipal Opportunities Trust
(PricewaterhouseCoopers LLP)
April 30, 2007	$-	$61,129	$-		$-
April 30, 2006	-	98,160	-		-

The Audit and Compliance Committee of your fund has previously submitted the following report:

The Audit and Compliance Committee has reviewed and discussed with management of your fund the audited financial statements for the last fiscal year. The Audit and Compliance Committee has discussed with your fund’s independent auditors the matters required to be discussed by Statements on Auditing Standard No. 61 (SAS 61). SAS 61 requires independent auditors to communicate to the Audit and Pricing Committee matters including, if applicable: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (4) disagreements with management over the application of accounting principles and certain other matters. The Audit and Compliance Committee has received the written disclosures and the letter from your fund’s independent auditors required by the SEC's Independence Standards Board Standard No. 1 (among other things, requiring auditors to make written disclosures to and discuss with the Audit and Compliance Committee various matters relating to the auditor’s independence), and has discussed with such accountants the independence of such accountants. Based on the foregoing review and discussions, the Audit and Compliance Committee recommended to the Trustees that the audited financial statements for the last fiscal year be included in your fund’s annual report to shareholders for the last fiscal year.

Robert E. Patterson (Chairperson)
Robert J. Darretta
Myra R. Drucker
John A. Hill
Kenneth R. Leibler
W. Thomas Stephens

Officers and other information. All of the officers of your fund are employees of Putnam Management or its affiliates or serve on the staff of the Office of the Trustees. Because of his positions with Putnam Management or its affiliates, Mr. Haldeman, as well as the other officers of your fund, will benefit from the management fees, underwriting commissions, custodian fees, and investor servicing fees paid or allowed by the fund. In addition to Mr. Haldeman, the other officers of each fund are as follows:

	Year first
	elected to	Business experience
Name (year of birth), Age	office	during past 5 years
Office with the fund

Charles E. Porter (Born 1938)*	1989	Executive Vice President, Principal Executive
Executive Vice President,		Officer, Associate Treasurer and Compliance
Principal Executive Officer, Associate		Liaison, The Putnam Funds
Treasurer and Compliance Liaison

Jonathan S. Horwitz (Born 1955)*	2004	Senior Vice President and Treasurer, The Putnam
Senior Vice President and Treasurer		Funds. Prior to 2004, Mr. Horwitz was a
		Managing Director at Putnam Investments

Steven D. Krichmar (Born 1958)	2002	Senior Managing Director, Putnam Investments.
Vice President and Principal Financial Officer

Janet C. Smith (Born 1965)	2006	Managing Director, Putnam Investments
Vice President, Assistant Treasurer and
Principal Accounting Officer

Susan G. Malloy (Born 1957)	2007	Managing Director, Putnam Investments
Vice President and Assistant Treasurer

Beth S. Mazor (Born 1958)	2002	Managing Director, Putnam Investments
Vice President

Robert R. Leveille (Born 1969)	2007	Managing Director, Putnam Investments
Vice President and Chief Compliance Officer		Prior to 2005, Mr. Leveille was a member of
		Bell Boyd & Lloyd LLC, and prior to 2003 he was
		Vice President and Senior Counsel of Liberty Funds
		Group LLC

Mark C. Trenchard (Born 1962)	2002	Managing Director, Putnam Investments
Vice President and
BSA Compliance officer

Francis J. McNamara, III (Born 1955)	2004	Senior Managing Director, Putnam Investments,
Vice President and Chief Legal Officer		Putnam Management and Putnam Retail
		Management. Prior to 2004, Mr. McNamara was
		General Counsel of State Street Research &
		Management.

James P. Pappas (Born 1953)	2004	Managing Director, Putnam Investments
Vice President		and Putnam Management. During 2002, Mr.
		Pappas was Chief Operating Officer of
		Atalanta/Sosnoff Management Corporation.

Richard S. Robie III (Born 1960)	2004	Senior Managing Director, Putnam Investments,
Vice President		Putnam Management and Putnam Retail
		Management. Prior to 2003, Mr. Robie was
		Senior Vice President of
		United Asset Management Corporation.

Judith Cohen (Born 1945)*	1993	Vice President, Clerk and Assistant Treasurer,
Vice President, Clerk and Assistant Treasurer		The Putnam Funds

Wanda M. McManus (Born 1947)*	1993	Vice President, Senior Associate Treasurer and
Vice President, Senior Associate Treasurer and		Assistant Clerk, The Putnam Funds.
Assistant Clerk

Nancy E. Florek (Born 1957)*	2000	Vice President, Assistant Clerk, Assistant
Vice President, Assistant Clerk, Assistant Treasurer		Treasurer and Proxy Manager, The Putnam
and Proxy Manager		Funds

* Officers of each fund who are members of the Trustees’ independent administrative staff. Compensation for these individuals is fixed by the Trustees and reimbursed to Putnam Management.

Net assets of your fund as of July 31, 2007*

Putnam Managed Municipal Income Trust	$328,520,197
Putnam Municipal Opportunities Trust	176,179,837

*Excludes the aggregate liquidation preference of each fund’s outstanding preferred shares.

Shares outstanding of your fund as of August 3, 2007
------------------------------------------------------------------------

Putnam Managed Municipal Income Trust

Common shares	40,190,738.365

Preferred shares	550 (Class A)
550 (Class B)
650 (Class C)

Putnam Municipal Opportunities Trust

Common shares	13,653,924.682

Preferred shares	800 (Class A)
1,620 (Class B)
1,620 (Class C)

5% beneficial ownership:
As of July 31, 2007, to the knowledge of the fund, no person owned beneficially or of record 5% or more of any class of shares of each fund, except as follows:

Putnam Managed Municipal Income Trust

Cede & Company*	36,181,066
20 Bowling Green	(90.00% of outstanding common shares)
New York, NY 10004-1408

Putnam Municipal Opportunities Trust

Cede & Company*	13,083,740
20 Bowling Green	(95.80% of outstanding common shares)
New York, NY 10004-1408

*Believed to hold shares only as nominee.

The Putnam Funds
One Post Office Square
Boston, Massachusetts 02109
Toll-free 1-800-225-1581

xxxxx x/xx

The proxy ballot

To vote by mail	To vote by telephone	To vote on the web

Read the proxy statement.	Read the proxy statement and	Read the proxy statement and have the
	have the proxy ballot at hand.	proxy ballot at hand.
Check the appropriate box
on the reverse side.	Call 1-866-437-4714	Go to www.myproxyonline.com.

Sign and date the proxy ballot.	Follow the automated	Follow the instructions on the site.
telephone directions.
Return the proxy ballot in the		There is no need for you to return your
envelope provided.	There is no need for you to	proxy ballot.
return your proxy ballot.

PUTNAM MANAGED MUNICIPAL INCOME TRUST

By signing below, you as a Putnam fund shareholder, appoint Trustees John A. Hill and Robert E. Patterson, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Putnam fund shares on your behalf at the meeting of the shareholders of Putnam Managed Municipal Income Trust. The meeting will take place on October 31, 2007 at 11:00 a.m., Boston time, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. When you complete and sign the proxy ballot, the Trustees will vote exactly as you have indicated. If you simply sign the proxy ballot, or don’t vote on a specific proposal, your shares will be automatically voted as the Trustees recommend. The Trustees are also authorized to vote at their discretion on any other matter that arises at the meeting or any postponement or adjournment of the meeting.

PUTNAM MANAGED MUNICIPAL INCOME TRUST

Proposals	Please vote by filling in the appropriate boxes below.

Please vote by filling in the appropriate box below. If you do not mark one or more proposals, your Proxy will be voted as the Trustees recommend.

PLEASE MARK VOTES AS IN THIS EXAMPLE: ■

To vote on all proposals as the Trustees recommend, mark this box. □ (No other vote is necessary.)

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 1 AND AGAINST PROPOSAL 2.

	FOR	ABSTAIN
1. Fixing the number of Trustees at 11 and
electing your fund’s nominees for Trustees.

Jameson A. Baxter	□	□

Charles E. Haldeman	□	□

Charles B. Curtis	□	□

Robert J. Darretta	□	□

Myra R. Drucker	□	□

Paul L. Joskow	□	□

Kenneth R. Leibler	□	□

Elizabeth T. Kennan	□	□

George Putnam, III	□	□

W. Thomas Stephens	□	□

Richard B. Worley

	FOR	AGAINST	ABSTAIN

2. Converting your fund to an open-end	□	□	□
investment company.

If you have any questions on this proposal, please call 1-800-225-1581	Please sign and date this card.

The proxy ballot

To vote by mail
Read the proxy statement.
Check the appropriate box
on the reverse side.
Sign and date the proxy ballot.
Return the proxy ballot in the
envelope provided.

PUTNAM MANAGED MUNICIPAL INCOME TRUST

By signing below, you as a Putnam fund shareholder, appoint Trustees John A. Hill and Robert E. Patterson, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Putnam fund shares on your behalf at the meeting of the shareholders of Putnam Managed Municipal Income Trust. The meeting will take place on October 31, 2007 at 11:00 a.m., Boston time, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. When you complete and sign the proxy ballot, the Trustees will vote exactly as you have indicated. If you simply sign the proxy ballot, or don’t vote on a specific proposal, your shares will be automatically voted as the Trustees recommend. The Trustees are also authorized to vote at their discretion on any other matter that arises at the meeting or any postponement or adjournment of the meeting.

PUTNAM MANAGED MUNICIPAL INCOME TRUST

Proposals	Please vote by filling in the appropriate boxes below.

Please vote by filling in the appropriate box below. If you do not mark one or more proposals, your Proxy will be voted as the Trustees recommend.

PLEASE MARK VOTES AS IN THIS EXAMPLE:  ■

To vote on all proposals as the Trustees recommend, mark this box. □ (No other vote is necessary.)

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 1 AND AGAINST PROPOSAL 2.

	FOR	ABSTAIN
1. Fixing the number of Trustees at 13 and
electing your fund’s nominees for Trustees.

Jameson A. Baxter	□	□

Charles E. Haldeman	□	□

John A. Hill	□	□

Charles B. Curtis	□	□

Robert J. Darretta	□	□

Myra R. Drucker	□	□

Paul L. Joskow	□	□

Kenneth R. Leibler	□	□

Elizabeth T. Kennan	□	□

Robert E. Patterson	□	□

George Putnam, III	□	□

W. Thomas Stephens	□	□

Richard B. Worley	□	□

	FOR	AGAINST	ABSTAIN

2. Converting your fund to an open-end	□	□	□
investment company.

If you have any questions on this proposal, please call 1-800-225-1581	Please sign and date this card.

The proxy ballot

To vote by mail	To vote by telephone	To vote on the web

Read the proxy statement.	Read the proxy statement and	Read the proxy statement and have the
	have the proxy ballot at hand.	proxy ballot at hand.
Check the appropriate box
on the reverse side.	Call 1-866-437-4714	Go to www.myproxyonline.com.

Sign and date the proxy ballot.	Follow the automated	Follow the instructions on the site.
telephone directions.
Return the proxy ballot in the		There is no need for you to return your
envelope provided.	There is no need for you to	proxy ballot.
return your proxy ballot.

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

By signing below, you as a Putnam fund shareholder, appoint Trustees John A. Hill and Robert E. Patterson, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Putnam fund shares on your behalf at the meeting of the shareholders of Putnam Municipal Opportunities Trust. The meeting will take place on October 31, 2007 at 11:00 a.m., Boston time, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. When you complete and sign the proxy ballot, the Trustees will vote exactly as you have indicated. If you simply sign the proxy ballot, or don’t vote on a specific proposal, your shares will be automatically voted as the Trustees recommend. The Trustees are also authorized to vote at their discretion on any other matter that arises at the meeting or any postponement or adjournment of the meeting.

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

Proposals	Please vote by filling in the appropriate boxes below.

Please vote by filling in the appropriate box below. If you do not mark one or more proposals, your Proxy will be voted as the Trustees recommend.

PLEASE MARK VOTES AS IN THIS EXAMPLE:  ■

To vote on all proposals as the Trustees recommend, mark this box. □  (No other vote is necessary.)

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 1.

	FOR	ABSTAIN
1. Fixing the number of Trustees at 11 and
electing your fund’s nominees for Trustees.

Jameson A. Baxter	□	□

Charles E. Haldeman	□	□

Charles B. Curtis	□	□

Robert J. Darretta	□	□

Myra R. Drucker	□	□

Paul L. Joskow	□	□

Kenneth R. Leibler	□	□

Elizabeth T. Kennan	□	□

George Putnam, III	□	□

W. Thomas Stephens	□	□

Richard B. Worley	□	□

If you have any questions on this proposal, please call 1-800-225-1581	Please sign and date this card.

The proxy ballot

To vote by mail
Read the proxy statement.
Check the appropriate box
on the reverse side.
Sign and date the proxy ballot.
Return the proxy ballot in the
envelope provided.

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

By signing below, you as a Putnam fund shareholder, appoint Trustees John A. Hill and Robert E. Patterson, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Putnam fund shares on your behalf at the meeting of the shareholders of Putnam Municipal Opportunities Trust. The meeting will take place on October 31, 2007 at 11:00 a.m., Boston time, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. When you complete and sign the proxy ballot, the Trustees will vote exactly as you have indicated. If you simply sign the proxy ballot, or don’t vote on a specific proposal, your shares will be automatically voted as the Trustees recommend. The Trustees are also authorized to vote at their discretion on any other matter that arises at the meeting or any postponement or adjournment of the meeting.

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

Proposals	Please vote by filling in the appropriate boxes below.

Please vote by filling in the appropriate box below. If you do not mark one or more proposals, your Proxy will be voted as the Trustees recommend.

PLEASE MARK VOTES AS IN THIS EXAMPLE: ■

To vote on all proposals as the Trustees recommend, mark this box. □  (No other vote is necessary.)

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 1.

	FOR	ABSTAIN
1. Fixing the number of Trustees at 13 and
electing your fund’s nominees for Trustees.

Jameson A. Baxter	□	□

Charles E. Haldeman	□	□

John A. Hill	□	□

Charles B. Curtis	□	□

Robert J. Darretta	□	□

Myra R. Drucker	□	□

Paul L. Joskow	□	□

Kenneth R. Leibler	□	□

Elizabeth T. Kennan	□	□

Robert E. Patterson	□	□

George Putnam, III	□	□

W. Thomas Stephens	□	□

Richard B. Worley	□	□

If you have any questions on this proposal, please call 1-800-225-1581
Please sign and date this card.